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                       [SEAL OF THE MINISTRY OF FINANCE]
                              MINISTRY OF FINANCE

DIRECTOR GENERAL

Monday, 17 March 2003
2003-591

                                    CONSENT

RE: REGISTRATION STATEMENT ON SCHEDULE B, REGISTERING U.S.$2,000,000,000 AGGREGATE PRINCIPAL OR MATURITY AMOUNT OF STATE OF ISRAEL BONDS

     I, Ohad Marani, Director General of the Ministry of Finance of the State of Israel, hereby consent to the reference to the Director General under the caption "Official Statements" in the Prospectus of the State of Israel included in the Registration Statement filed by the State of Israel with the United States Securities and Exchange Commission.

                                                       /s/ Ohad Marani
                                                       -------------------
                                                       Ohad Marani
                                                       Director General,
                                                       Ministry of Finance

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